Exhibit 10.1

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”), dated as of March 12, 2020, is entered into by and between NTN BUZZTIME, INC., a Delaware corporation (“Borrower”), and AVIDBANK, a California banking corporation (“Bank”).

RECITALS

WHEREAS, Borrower and Bank are parties to the Loan and Security Agreement, dated as of September 28, 2018 (the “Agreement”; capitalized terms used herein without definition have the meanings assigned to them in the Agreement); and

WHEREAS, Borrower and Bank wish to amend the terms of the Agreement, as specified herein;

NOW, THEREFORE, the parties agree as follows:

1. Amendments.

(a) Section 1.1 of the Agreement is amended by deleting the definitions “EBITDA”, “Interest Expense” and “Net Income”.

(b) Section 1.1 of the Agreement is amended by amending the definition “Maturity Date” to read as follows:

“Maturity Date” means December 31, 2020.

(c) The definition “Asset Coverage Ratio” is added to Section 1.1 of the Agreement in the appropriate alphabetical local to read as follows:

“Asset Coverage Ratio” means as of the last day of a calendar month a ratio of (i) Borrower’s unrestricted cash at Bank on such day plus seventy-five percent (75%) of the outstanding Accounts that are within ninety (90) days of invoice date on such day divided by (ii) the Term Loan principal outstanding on such day.

(d) Section 2.1(b) of the Agreement is amended and restated to read as follows:

(b) Term Loan.

(i) Principal Repayment. The principal amount of the term loan that Bank extended to Borrower on the Closing Date (the “Term Loan”), shall be repaid in monthly installments of principal, plus accrued but unpaid interest, as follows:

Payment Date	Principal Installment
March 31, 2020	$0
April 30, 2020, May 31, 2020 and June 30, 2020	$125,000
July 31, 2020, August 31, 2020, September 30, 2020, October 31, 2020, and November 30, 2020	$300,000
December 31, 2020	$125,000

On the Maturity Date all amounts owing under this Section 2.1(b) shall be immediately due and payable. The Term Loan principal, once repaid, may not be reborrowed.

(ii) Prepayment. Borrower may prepay the Term Loan principal, in whole or in part, from time to time, upon ten (10) days’ prior written notice to Bank and without payment of any prepayment premium. The prepayment of the Term Loan principal shall be accompanied by payment of the interest accrued and unpaid on the principal prepaid. Partial prepayments of the Term Loan principal shall be applied to the monthly installments of principal in the inverse order of maturity.

(e) Section 6.8 of the Agreement is amended and restated to read as follows:

6.8 Financial Covenants. Borrower shall at all times maintain the following financial covenants:

(a) Minimum Liquidity. Borrower shall maintain Liquidity tested at all times, and certified as of the last day of each calendar month, of not less than the Term Loan principal outstanding as of such day, after the principal repayment required under Section 2.1(b)(i) on such day.

(b) Minimum Asset Coverage Ratio. Borrower shall maintain as of the last day of each calendar month, an Asset Coverage Ratio of not less than 1.25 to 1.00.

(f) Exhibit B to the Agreement is replaced in its entirety with the Exhibit B attached hereto.

2. Representations and Warranties. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

3. Conditions Precedent. This Amendment shall not take effect unless and until all of the following conditions precedent are satisfied:

(a) Execution and Delivery. It is executed by Borrower and accepted and executed by Bank;

(b) Term Loan Principal Prepayment. Borrower shall have prepaid the Term Loan principal outstanding to the extent necessary to reduce the outstanding Term Loan principal to Two Million Dollars ($2,000,000). No prepayment premium shall be due and payable under Section 2.1(b) of the Agreement with respect to such prepaid principal;

(c) Amendment Fee. Borrower shall have paid an amendment fee of Two Thousand Five Hundred Dollars ($2,500), which shall be fully-earned and non-refundable;

(d) No Event of Default. No Event of Default shall exist and the parties’ execution, delivery and performance of this Amendment shall not cause an Event of Default to occur; and

(e) Representations and Warranties. Borrower’s representations and warranties in Section 2 shall be true and correct.

4. Entire Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5. Counterparts; Delivery of Original Amendment. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrower shall deliver all original signed documents no later than ten (10) Business Days following the date of execution.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

NTN BUZZTIME, INC.,
a Delaware corporation

By:	/s/ Allen Wolff
Name:	Allen Wolff
Title:	CEO

AVIDBANK,
a California banking corporation

By:	/s/ Samantha Kim
Name:	Samantha Kim
Title:	Vice President

[First Amendment to Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

DEBTOR:	NTN BUZZTIME, INC.
SECURED PARTY:	AVIDBANK

The undersigned authorized officer of NTN Buzztime, Inc., a Delaware corporation (“Borrower”), for and on behalf of Borrower, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement, dated as of September 28, 2018, by and between Bank and Borrower (the “Agreement”), (i) Borrower is in complete compliance for the period ending __________ with all required covenants except as noted below and (ii) except as noted below all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof except that those representations and warranties referring to another date shall be true and correct in all material respects on that other date. Attached hereto are the required documents supporting the above certification. The summary descriptions in the Reporting Covenants below are qualified by, and subject to, the terms of the Agreement.

Please indicate compliance status for each covenant by checking the box under “Yes,” “No” or “N/A”.

Reporting Covenant	Required	Complies

Annual audited consolidated and consolidating financial statements	FYE within 120 days or filing with SEC	Yes [ ]	No [ ]	N/A [ ]

Monthly balance sheet , income statements and statements of cash (Borrower prepared)	Monthly within 30 days after each month	Yes [ ]	No [ ]	N/A [ ]

Board Approved Annual financial projections	Annually by February 15 of each year	Yes [ ]	No [ ]	N/A [ ]

Draft Annual financial projections	Annually 15 days prior to each year-end	Yes [ ]	No [ ]	N/A [ ]

Compliance Certificate	Monthly within 30 days after each month	Yes [ ]	No [ ]	N/A [ ]

Financial Covenants	Required	Actual	Complies

Minimum Liquidity (Tested All Times; Certified Monthly)	Term Loan principal	$___________	Yes [ ]	No [ ]	N/A [ ]

Minimum Asset Coverage Ratio (Last Day of Calendar Month)	> 1.25 to 1.00	____ to 1.00	Yes [ ]	No [ ]	N/A [ ]

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Verified:
SIGNATURE	AUTHORIZED SIGNER

TITLE	Date:

DATE	Compliance Status Yes No